QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.17

Guaranty

TO:	NEC FINANCIAL SERVICES, LLC ("Secured Party")
RE:	DIGITAL LINK II, LLC ("Obligor")

        For valuable consideration, the receipt of which is hereby acknowledged, and to induce Secured Party to enter into and or accept an assignment of one or more equipment lease agreements, promissory notes, security agreements, installment sale agreements or other documents with Obligor as an obligor thereon (hereinafter collectively referred to as the "Obligations"), the undersigned Guarantor, and each of them if more than one, hereby agree as follows:

          1.     Guarantor does hereby acknowledge that it is fully aware of the terms and conditions of the Obligations and does hereby severally, irrevocably and unconditionally guaranty, as primary obligor and not as surety, without offset or deduction the full and prompt performance by Obligor of all Obligations which Obligor presently or hereafter may have to Secured Party and payment when due of all sums presently or hereafter owing by Obligor to Secured Party, whether arising by sale, note, lease or otherwise. Guarantor does hereby agree that in the event that Obligor fails to perform any Obligation for any reason, Guarantor will perform or otherwise provide for and bring about promptly when due the performance for each such Obligation. This Guaranty of the Obligations shall constitute a guaranty of payment and performance and not of collection. Guarantor specifically agrees that it shall not be necessary or required, and that Guarantor shall not be entitled to require, that Secured Party (a) file suit or proceed to obtain or assert a claim for personal judgment against Obligor or any other person for any Obligation, (b) make any effort at collection or other enforcement of any Obligation from or against Obligor or any other person, (c) foreclose against or seek to realize upon any security now or hereafter existing for any Obligation or upon any balance of any advance rentals or credit on the books of Secured Party or any other person in favor of Obligor or any other person, (d) exercise or assert any other right or remedy to which Secured Party is or may be entitled in connection with any Obligation or any security or other guaranty therefore, or (e) assert or file any claim against the assets of Obligor or any other guarantor or other person liable for any Obligation, or any part thereof, before or as a condition of enforcing the liability of Guarantor under this Guaranty or requiring payment or performance of any Obligation by Guarantor hereunder, or at any time thereafter.

          2.     Guarantor waives notice of the acceptance of this Guaranty and of the performance or nonperformance by Obligor, presentment to or demand for payment or other performance from Obligor or any other person and notice of nonpayment or failure to perform on the part of Obligor. The obligations of Guarantor hereunder shall be absolute and unconditional and shall remain in full force and effect and shall not be subject to any reduction, limitation, impairment or termination for any reason.

          3.     No right, power or remedy herein conferred upon or reserved to Secured Party is intended to be exclusive of any other right, power or remedy or remedies and each and every right, power and remedy of Secured Party pursuant to this Guaranty now or hereafter existing at law or in equity or by statute or otherwise shall, to the extent permitted by law, be cumulative and concurrent and shall be in addition to each other right, power or remedy pursuant to this Guaranty, and the exercise by Secured Party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Secured Party of any or all such other rights, powers or remedies.

          4.     No failure or delay by Secured Party to insist upon the strict performance of any term, condition, covenant or agreement of this Guaranty or to exercise any right, power or remedy hereunder or consequent upon a breach hereof shall constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy of any such breach, or preclude Secured Party from exercising any such right, power or remedy at any later time or times.

          5.     Guarantor shall reimburse Secured Party on demand, for all expenses incurred by Secured Party in the enforcement of any of its rights hereunder against Guarantor, including costs and attorney's fees.

          6.     In case any one or more of the provisions contained in this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability to the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          7.     This Guaranty (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among Obligor, Secured Party and Guarantor with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Instrument, and (c) shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of , and shall be enforceable by, Secured Party and its successors and assigns.

          8.     Unless otherwise specifically provided herein, all notices, instructions, requests and other communications required or permitted hereunder shall be in writing and shall become effective when received or if mailed when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices shall be directed to Secured Party at its address set forth in the Obligations and to Guarantor at its address set forth below, or at such other address as such party may from time to time furnish to the other by notice similarly given.

          9.     The liability of each Guarantor hereunder shall be equal to the defaulted unpaid balance(s) of all Obligations of Obligor to Secured Party (including the costs and expenses of collection and/or enforcement) times a percentage equal to Forty-Four and Four Tenths percent (44.4%) as to Ballantyne Of Omaha, Inc. and Fifty-Five and Six Tenths percent (55.6%) as to RealD.

        This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first hereinabove set forth.

Guarantor's Name, Address	Guarantor's Name, Address	Guarantor's Name, Address
BALLANTYNE OF OMAHA, INC 4350 MCKINLEY ST OMAHA, NE 68112	REALD 100 N CRESCENT DR BEVERLY HILLS, CA 90210
Phone: 402-453-4444	Phone: 310 385-4000	Phone:

Guarantor Signature	Guarantor Signature	Guarantor Signature
/s/ John Wilmers	/s/ Drew Skarupa

QuickLinks

  Exhibit 10.17